UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 24, 2015

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Gessner, Suite 500, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(d) - Election of Doyle L. Arnold to Group 1 Automotive, Inc. Board of Directors

On February 25, 2015, the Board of Directors (the "Board") of Group 1 Automotive, Inc., a Delaware corporation (the "Company"), appointed Doyle L. Arnold to the Board. Mr. Arnold will serve as a Class I director and will fill the Board seat previously held by Beryl Raff, who resigned from the Board on February 20, 2015.

There are no understandings or arrangements between Mr. Arnold and any other person pursuant to which Mr. Arnold was selected to serve as a director of the Board. There are no relationships between Mr. Arnold and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Arnold has been appointed to serve on the Nominating/Governance Committee and the Audit Committee of the Board. Mr. Arnold will receive compensation for his service as a member of the Board that is consistent with the compensatory arrangements the Company has in place with its other non-employee directors. On February 25, 2015, he received a pro-rata award of 1,133 shares of restricted stock valued at $93,424 (pro-rated from $110,000), for the equity portion of his Board retainer, which will vest on August 25, 2015. In the event that Mr. Arnold's membership on the Board is terminated for cause, he, for no consideration, will forfeit to the Company all of his unvested restricted stock. Any unvested restricted stock may not be sold or otherwise transferred.

A copy of the press release announcing Mr. Arnold's appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

5.02(e) - Group 1 Automotive, Inc. 2015 Short Term Incentive Plan

On February 24, 2015, the Compensation Committee of the Board established the objectives for the Company's 2015 Short Term Incentive Plan (the "Plan") payable in 2016 for executive officers of the Company. Incentive compensation will be based upon both financial and mission-based goals. 57%-60% of the incentive award will be financial-based (EPS target) and 40%-43% of the incentive award will be based on mission-based goals established at the beginning of the year. The mission-based and financial portions of the bonus can be awarded independently so that achievement of one is not predicated on the achievement of the other, however, the mission-based portion of the bonus will only be paid if the Company achieves an EPS of at least $6.00. Under the Plan, assuming all mission-based goals were attained, combined with the financial-based portion of the Plan, the bonus payout as a percentage of each officer's base salary at January 1, 2015, is as follows:

Earl J. Hesterberg - Threshold Performance - 67% ($733,333); Target Performance - 83% ($916,666); and Maximum Performance - 125% ($1,375,000).

John C. Rickel - Threshold Performance - 67% ($389,000); Target Performance - 83% ($486,250); and Maximum Performance - 115% ($671,025).

Darryl M. Burman - Threshold Performance - 40% ($176,120); Target Performance - 50% ($220,150); and Maximum Performance - 75% ($330,225).

Peter C. DeLongchamps – Threshold Performance - 40% ($182,520); Target Performance - 50% ($228,150); and Maximum Performance - 75% ($342,225).

J. Brooks O'Hara - Threshold Performance - 40% ($127,360); Target Performance - 50% ($159,200); and Maximum Performance - 75% ($238,800).

A copy of the 2015 Short Term Incentive Plan is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Group 1 Automotive, Inc. 2015 Short Term Incentive Plan
99.1 Press release of Group 1 Automotive, Inc., dated as of February 27, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

March 2, 2015	By:	/s/ Darryl M. Burman

Name: Darryl M. Burman
Title: Vice President

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Exhibit Index

Exhibit No.	Description

10.1	Group 1 Automotive, Inc. 2015 Short Term Incentive Plan
99.1	Press release of Group 1 Automotive, Inc., dated as of February 27, 2015